SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2007

CHAMPION PARTS, INC.

(Exact name of Registrant as specified in its Charter)

Illinois	1-7807	36-2088911
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 West Avenue B, Hope, Arkansas	71801
(Address of principal executive offices)	(Zip Code)

(870) 777-8821
Registrant's telephone number, including area code

Item 1.01

Entry into a Material Definitive Agreements

On July 17, 2007, PNC Bank, National Association (“the Lender”), notified Champion Parts, Inc., (“the Company”) of PNC Bank’s determination, that at July 17, 2007, the Company was not in compliance with Section 10.5 of the Revolving Credit, Loan and Security Agreement dated August 10, 2004 (“Loan Agreement”), (1) in that the Company has failed to immediately repay outstanding advances in excess of the maximum amount permitted under Section 2.1(a) of the Loan Agreements and, (2) the Company has failed to maintain the required Fixed Charge Coverage Ratio for the period ending March 31, 2007 pursuant to Section 6.5 of the loan agreement.

The Company executed a modification to the Loan Agreement, (“Amendment 4”) effective July 11, 2007, wherein the Lender will make revolving advances in amounts not to exceed $600,000 until July 31, 2007.

The Company and Lender are discussing options for modification to the Loan Agreement relating to the Fixed Charge Coverage Ratio covenant.

.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Number      Description

99.1	Amendment No. 4 to Revolving Credit, Loan and Security Agreement dated July 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION PARTS, INC.

Dated: July 26, 2007	/s/ Kevin J. Cain
Kevin J. Cain CFO